UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                        Date of Report December 30, 2002
                        (Date of earliest event reported)

                               PLANGRAPHICS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Colorado                   0-14273                  84-0868815
        --------                   -------                  ----------
       (State of                 (Commission              (IRS Employer
     incorporation)              File Number)           Identification No.)


                    112 East Main Street, Frankfort, KY 40601
                    -----------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (720) 851-0716





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             (Former Name and address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure.

The Company reports that on December 30, 2002 it learned that its wholly owned operating subsidiary's pending agreement with the City of New York, Department of Information Technology and Telecommunications was finalized and was registered by the New York City Comptroller. Under the agreed work the Company's operating subsidiary is to provide System Integration and Implementation Services for the Citywide Geographic Information Systems Utility. The agreement as registered by the New York City Comptroller on December 27, 2002 covers a period of three years at a maximum value of $15.4 million and has two optional one-year renewals that the City may exercise.


ITEM 7. Financial Statements and Exhibits.

Exhibit 10.1 - Form of Agreement between City of New York, Department of Information Technology and Telecomunications, and PlanGraphics, Inc.

Exhibit 99.1 - Press Release of January 2, 2003, announcing finalization of the Agreement with the City of New York, Department of Information Technology and Telecommunications.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               PLANGRAPHICS, INC.
                                  (Registrant)


Januray 2, 2003                /S/  Fred Beisser
                               -----------------
                                  (Signature)
                              Frederick G. Beisser
                         Senior Vice President - Finance
              Secretary, Treasurer and Principal Accounting Officer

EXHIBIT INDEX




Exhibit 10.1 Form of Agreement with City of New York, Department of Information Technology and Telecommunications

Exhibit 99.1      Press Release, January 2, 2003